Exhibit 99.1

         Waste Connections Reports Third Quarter 2003 Results

    FOLSOM, Calif.--(BUSINESS WIRE)--Oct. 22, 2003--Waste Connections, Inc. (NYSE:WCN)

    --  Acquires approximately $43 million annualized revenues

    -- Reports $0.56 earnings per share and 16.3% free cash flow margin

    --  Refinances senior credit facility

    Waste Connections, Inc. (NYSE:WCN) today announced third quarter earnings of $0.56 per share on 33.0 million diluted shares, an increase of 9.8% over diluted earnings per share of $0.51 in the third quarter of 2002. Revenue for the third quarter of 2003 was $146.2 million, a 9.5% increase over revenue of $133.5 million in the third quarter of 2002. Operating income for the third quarter of 2003 was $37.8 million, an 8.2% increase over operating income of $34.9 million in the third quarter of 2002.
    For the nine months ended September 30, 2003, revenue was $413.5 million, a 12.6% increase over revenue of $367.3 million in the year ago period. Operating income for the nine months ended September 30, 2003 was $107.9 million, a 10.9% increase over operating income of $97.3 million for the same period in 2002. Income before a gain resulting from the cumulative effect of adopting SFAS No. 143 for the nine months ended September 30, 2003 was $48.0 million, a 15.1% increase over net income of $41.7 million for the same period in 2002. Diluted earnings per share before the gain on accounting change for the nine months ended September 30, 2003 was $1.60, an increase of 11.9% over diluted earnings per share of $1.43 in the year ago period.
    Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We had a number of positives since the second quarter that provide important building blocks going forward. First, we closed acquisitions in the third quarter with total annualized revenues of approximately $43 million. These transactions increase the amount of annualized revenue acquired through the third quarter to more than $50 million, and we remain comfortable with our target of acquiring $60 million of annualized revenue for the year. Second, we expanded our landfill network by four sites and were able to increase our internalization rate to almost 68% in September, including the impact from acquisitions completed in the quarter. The increased margins from this higher internalization rate will help offset a portion of the dilutive impact that the recently completed acquisitions will have on average corporate margins. Finally, we launched and completed the refinancing of our $435 million senior credit facility with a new $575 million facility. This financing provides additional capacity to fund our growth strategy and the flexibility to address our outstanding $150 million convertible subordinated notes due 2006. We were especially pleased to receive credit rating upgrades from both Moody's and Standard & Poor's in conjunction with the refinancing."
    Waste Connections will be hosting a conference call related to second quarter earnings on October 23rd at 8:30 A.M. Eastern Time. We will be broadcasting our quarterly conference call live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western, Midwestern, Southwestern and Southeastern U.S. The Company serves more than one million residential, commercial and industrial customers. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company depends in part on acquisitions for growth, it may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, or finding acquisition targets suitable to its growth strategy. (3) the Company may not always have access to the additional capital that it may require for its growth strategy or its cost of capital may increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that Waste Connections acquires could have undiscovered liabilities, (6) large, long-term collection contracts on which the Company depends may not be replaced when they expire or are terminated, and (7) the Company is highly dependent on the services of senior management, who would be difficult or impossible to replace. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. There may be additional risks that the Company does not presently know or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                        WASTE CONNECTIONS, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
        THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
                              (Unaudited)
          (in thousands, except share and per share amounts)

                         Three months ended      Nine months ended
                            September 30,          September 30,
                       -----------------------------------------------
                           2002        2003        2002        2003
                       ----------- ----------- ----------- -----------

Revenues                 $133,487    $146,178    $367,320    $413,515
Operating expenses:
     Cost of operations    75,467      82,407     206,956     231,655
     Selling, general
      and
      administrative       12,613      13,702      34,468      39,762
     Depreciation and
      amortization         10,483      12,293      28,596      34,155
                       ----------- ----------- ----------- -----------
Operating income           34,924      37,776      97,300     107,943

Interest expense           (7,861)     (8,002)    (22,999)    (23,838)
Minority interests         (2,585)     (2,932)     (6,821)     (7,807)
Other income (expense),
 net                         (162)         12        (743)       (155)
                       ----------- ----------- ----------- -----------
Income before income
 tax provision and
 cumulative effect of
 change in accounting
 principle                 24,316      26,854      66,737      76,143

Income tax provision       (9,123)     (9,882)    (25,031)    (28,119)
                       ----------- ----------- ----------- -----------
Income before
 cumulative effect of
 change in accounting
 principle                 15,193      16,972      41,706      48,024

Cumulative effect of
 change in accounting
 principle, net of
 tax expense of $166           -           -           -         282
                       ----------- ----------- ----------- -----------

Net income               $ 15,193    $ 16,972    $ 41,706    $ 48,306
                       =========== =========== =========== ===========

Basic earnings per
 common share:
  Income before
   cumulative effect
   of change in
   accounting
   principle             $   0.55    $   0.60    $   1.51    $   1.70
  Cumulative effect of
   change in
   accounting
   principle                    -           -           -         .01
                       ----------- ----------- ----------- -----------
   Net income per
    common share         $   0.55    $   0.60    $   1.51    $   1.71
                       =========== =========== =========== ===========

Diluted earnings per
 common share(a):
  Income before
   cumulative effect
   of change in
   accounting
   principle             $   0.51    $   0.56    $   1.43    $   1.60
  Cumulative effect
   of change in
   accounting
   principle                    -           -           -         .01
                       ----------- ----------- ----------- -----------
  Net income per
   common share          $   0.51    $   0.56    $   1.43    $   1.61
                       =========== =========== =========== ===========

Shares used in the per
 share calculations:
   Basic               27,864,359  28,418,430  27,687,252  28,256,251
                       =========== =========== =========== ===========
   Diluted             32,410,607  32,950,955  32,224,692  32,804,077
                       =========== =========== =========== ===========


Supplemental information:
Operating income
 before depreciation
 and amortization(b)     $ 45,407    $ 50,069    $125,896    $142,098


(a). Diluted earnings per share assumes conversion of the 5.5%
     Convertible Subordinated Notes due 2006. The interest expense related to these notes, net of tax effects, for the three months ended September 30, 2002 and 2003 was $1,459 and $1,476, respectively, and for the nine months ended September 30, 2002 and 2003 was $4,380 and $4,427, respectively.

(b). A non-GAAP measure; see accompanying Non-GAAP Reconciliation
     Schedule.



                        WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
          (in thousands, except share and per share amounts)

                                                 Dec. 31,   Sept. 30,
                                                   2002        2003
                                               ----------- -----------
ASSETS
Current assets:
 Cash and equivalents                          $    4,067  $    7,027
 Accounts receivable, less allowance for
  doubtful accounts of $2,509 and $2,564
  at December 31, 2002 and
  September 30, 2003, respectively                 63,488      72,034
 Prepaid expenses and other current assets          8,652       9,904
                                               ----------- -----------
     Total current assets                          76,207      88,965

Property and equipment, net                       578,040     602,056
Goodwill, net                                     548,975     587,277
Intangible assets, net                             33,498      63,271
Other assets, net                                  25,162      34,036
                                               ----------- -----------
                                               $1,261,882  $1,375,605
                                               ----------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $   30,688  $   33,802
 Accrued liabilities                               45,905      47,601
 Deferred revenue                                  19,016      23,057
 Current portion of long-term debt
  and notes payable                                 3,646       8,118
                                               ----------- -----------
     Total current liabilities                     99,255     112,578

Long-term debt and notes payable                  578,481     613,632
Other long-term liabilities                        14,813       6,304
Deferred income taxes                              94,543     108,603
                                               ----------- -----------
     Total liabilities                            787,092     841,117

Commitments and contingencies
Minority interests                                 23,078      22,947

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized;
 none issued and outstanding                            -           -
Common stock: $0.01 par value; 50,000,000
 shares authorized;
 28,046,535 and 28,442,326 shares
 issued and outstanding at
 December 31, 2002 and September 30, 2003,
 respectively                                         280         284
Additional paid-in capital                        332,705     340,890
Deferred stock compensation                          (775)       (516)
Retained earnings                                 123,498     171,804
Unrealized loss on market value of interest
 rate swaps                                        (3,996)       (921)
                                               ----------- -----------
     Total stockholders' equity                   451,712     511,541
                                               ----------- -----------
                                               $1,261,882  $1,375,605
                                               ----------- -----------



                        WASTE CONNECTIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
                              (Unaudited)
                        (Dollars in thousands)

                                                    Nine months ended
                                                      September 30,
                                                   -------------------
                                                      2002      2003
                                                   --------- ---------
Cash flows from operating activities:
Net income                                         $ 41,706  $ 48,306
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Loss (gain) on disposal of assets                     (63)      276
  Depreciation                                       27,547    33,034
  Amortization of intangibles                         1,049     1,120
  Deferred income taxes                              10,859    14,060
  Minority interests                                  6,821     7,807
  Cumulative effect of change in accounting
   principle                                              -      (448)
  Amortization of debt issuance costs                 1,606     1,786
  Stock-based compensation                              763       151
  Interest income on restricted cash                   (507)     (230)
  Net change in operating assets and liabilities,
   net of acquisitions                               12,101     8,781
                                                   --------- ---------
Net cash provided by operating activities           101,882   114,643
                                                   --------- ---------

Cash flows from investing activities:
  Proceeds from disposal of assets                    1,893       907
  Payments for acquisitions, net of cash
   acquired                                        (107,076)  (78,035)
  Capital expenditures for property and
   equipment                                        (41,495)  (44,972)
  Net change in other assets                         (1,134)   (6,283)
                                                   --------- ---------
Net cash used in investing activities              (147,812) (128,383)
                                                   --------- ---------

Cash flows from financing activities:
  Proceeds from long-term debt                      313,000    88,940
  Principal payments on notes payable and long-
   term debt                                       (264,997)  (72,350)
  Distributions to minority interest holders         (5,145)   (7,938)
  Proceeds from option and warrant exercises          7,874     8,124
  Debt issuance costs                                (6,443)      (76)
                                                   --------- ---------
Net cash provided by financing activities            44,289    16,700
                                                   --------- ---------

Net increase (decrease) in cash and equivalents      (1,641)    2,960
Cash and equivalents at beginning of period           7,279     4,067
                                                   --------- ---------
Cash and equivalents at end of period              $  5,638  $  7,027
                                                   --------- ---------



                         ADDITIONAL STATISTICS
                 THREE MONTHS ENDED SEPTEMBER 30, 2003
                        (Dollars in thousands)

Internal Growth

The following table reflects revenue growth for operations owned for at least 12 months:

    Price                         2.2%
    Volume                      (2.1%)
    Recycling                   (0.5%)
                             ---------
    Total                       (0.4%)

Adjusted internal growth: adjusted for revenue from an unusual project associated with a forest fire in Oregon in 2002 and the loss of revenue from Waste Management, Inc.'s volume at the Wichita transfer station:


    Price                         2.2%
    Volume                      (0.6%)
    Recycling                   (0.5%)
                             ---------
    Total                         1.1%


Uneliminated Revenue Breakdown:

    Collection               $110,148       65.1%
    Disposal and Transfer      53,584       31.7%
    Recycling and Other         5,513        3.2%
                             --------    --------
    Total                    $169,245      100.0%

    Inter-company
     elimination              $23,067


Days Sales Outstanding: 44.4 (unadjusted for transactions closed in the quarter)

Internalization:        66.1%


Other Cash Flow Items:

   Cash Interest Paid: $5,416
   Cash Taxes Paid:    $3,486


Debt to Capitalization: 54.9%

Total Debt divided by Total Debt plus Total Stockholders' Equity:
($613,632 + $8,118) / ($613,632 + $8,118 + $511,541) = 54.9%




                   NON-GAAP RECONCILIATION SCHEDULE
                 THREE MONTHS ENDED SEPTEMBER 30, 2003
                        (Dollars in thousands)

Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided supplementally because they are widely used by investors for valuation and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently.


Operating income before depreciation and amortization reconciliation:

    Operating income                                $37,776
    Depreciation and amortization                    12,293
                                                 -----------
    Operating income before depreciation and
     amortization                                   $50,069
                                                 -----------

    Operating income before depreciation and
     amortization as % Revenues                        34.3%


Free cash flow reconciliation:

    Net cash provided by operating activities       $40,908
    Plus proceeds from disposal of assets               381
    Less: Capital expenditures                      (14,200)
    Less: Distributions to minority interest
     holders                                         (3,332)
                                                 -----------
    Free cash flow                                  $23,757
                                                 -----------

    Free cash flow as % Revenues                       16.3%


    CONTACT: Waste Connections, Inc.
             Worthing Jackman, 916-608-8266
             worthingj@wasteconnections.com